Exhibit 99.1

For Distribution Thursday, June 3 at 7:00 am ET

Sierra Oncology Welcomes Two New Independent Directors to its Board

—Georgia Erbez and Christy Oliger bring additional strategy, finance and commercial experience as Sierra prepares for commercialization of momelotinib—

SAN MATEO, June 3, 2021—Sierra Oncology, Inc. (SRRA), a late-stage biopharmaceutical company on a quest to deliver targeted therapies that treat rare forms of cancer, today announced Georgia Erbez and Christy Oliger have joined the Company’s Board of Directors. Ms. Erbez is Chief Financial Officer at Harpoon Therapeutics. Ms. Oliger currently serves on the Board of Directors at Karyopharm Therapeutics and Reata Pharmaceuticals, and most recently was Senior Vice President of the Oncology Business Unit at Genentech. Together, they bring over three decades of financial and commercial expertise to Sierra as the company prepares for the commercialization of momelotinib and future expansion of its pipeline.

“We are delighted to welcome Georgia and Christy to Sierra’s Board of Directors at this inflection point in the company’s history,” said Stephen Dilly, MBBS, PhD, President and Chief Executive Officer at Sierra Oncology. “They bring a wealth of leadership experience from commercial stage companies and can offer invaluable guidance to Sierra at this critical phase. Having access to strategic input from people who have faced similar transitions and achieved success is invaluable. This is the ideal time for us to expand our Board with advisors who can help us not only transition into a commercial company, but also into a larger and diverse organization with multiple assets in its pipeline.”

“Sierra is well-positioned for future success with momelotinib. Joining the Sierra Board is an intriguing opportunity to combine my financial, strategic and commercial experience to help Sierra bring an important new therapeutic to patients with myelofibrosis. I am excited to be a part of the company’s transition into the commercial space,” said Ms. Erbez.

Ms. Oliger commented, “I am looking forward to working with Sierra, who is poised to make a difference for blood cancer patients, and in particular, addressing important unmet needs in the myelofibrosis community.”

About Georgia Erbez

Georgia L. Erbez has served as Chief Financial Officer of Harpoon Therapeutics since October 2018, bringing financial, operational and strategic advisory experience in multiple biotech settings, as well as investment banking experience. She previously served as Chief Business Officer and Chief Financial Officer of Zosano Pharma, a therapeutics company focused on migraine treatment. She served as Chief Financial Officer and Executive Vice President of Asterias Biotherapeutics and Chief Financial Officer, Secretary and Treasurer of Raptor Pharmaceuticals, where she helped to navigate the company through a growth period that included its first drug approval and subsequent commercial launch. Prior to Raptor, Ms. Erbez was a Managing Director, Healthcare Investment Banking at Collins Stewart, a Founder and Managing Director at Beal Advisors, and a senior level investment banker at Jefferies & Company, Inc. and Cowen and Company. She has also held positions at the investment banks Hambrecht & Quist and Alex. Brown & Sons Inc. Ms. Erbez received a Bachelor of Arts degree in International Relations from the University of California at Davis.

About Christy Oliger

Christy J. Oliger has served as a member of Karyopharm Therapeutics’ Board of Directors since August 2020 and the Reata Pharmaceuticals Board of Directors since April 2021. Previously, Ms. Oliger was Senior Vice President of the Oncology Business Unit at Genentech, a biotechnology company that discovers, develops, manufactures and commercializes medicines to treat patients with serious or life-threatening medical conditions. Ms. Oliger spent two decades with Genentech, holding a number of leadership roles including Senior Vice President, IMPACT Business Unit; Vice President, Pharma Portfolio Management; Vice President, Portfolio Planning and Vice President, Hematology Marketing and Sales. Prior to Genentech, Ms. Oliger held management positions at Schering-Plough. Ms. Oliger holds a Bachelor of Arts degree in Economics from the University of California at Santa Barbara.

About Sierra Oncology

Sierra Oncology is a late-stage biopharmaceutical company on a quest to deliver targeted therapies that treat rare forms of cancer. We harness our deep scientific expertise to identify compounds that target the root cause of disease. Our team takes an evidence-based approach to understand the limitations of current treatments and explore new ways to change the cancer treatment paradigm. Together, we are transforming promise into patient impact.

For more information, visit www.SierraOncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Sierra Oncology’s expectations regarding the commercialization and future success of momelotinib and future expansion of its pipeline. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology’s cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, the risk that disruptions and impacts of COVID-19 will be significant and lengthy, Sierra Oncology may be unable to successfully develop and commercialize momelotinib, momelotinib may not demonstrate safety and efficacy or otherwise produce positive results, Sierra Oncology may experience delays in the clinical development of momelotinib, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology’s third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and momelotinib and the other factors described under the heading “Risk Factors” set forth in Sierra Oncology’s filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

For Further Information:

Investor Contact

DeDe Sheel

415.732.9828

dsheel@sierraoncology.com

Media Contact

Lauren Musto

615.351.7777

lmusto@sierraoncology.com